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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of NCO Group, Inc. ("NCO") of our report dated March 3, 1999 relating to the consolidated financial statements of Compass International Services Corporation (the "Company"), which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and is incorporated by reference in NCO's Current Report on Form 8-K dated August 20, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/S/ PRICEWATERHOUSECOOPERS LLP

New York, New York
August 31, 1999